Exhibit 99

Wendy’s International, Inc. positions Baja Fresh Mexican Grill for improved performance:

•	Baja Fresh expects fourth-quarter non-cash goodwill impairment write-down of $175 million to $195 million

•	Baja Fresh to close 15 to 18 underperforming stores and impair certain markets, resulting in charge of $17 million to $20 million

Company announces strong November same-store sales at Tim Hortons and new product marketing at Wendy’s

     DUBLIN, Ohio (November 30, 2004) — Wendy’s International, Inc. (NYSE: WEN) today announced an update regarding its strategic initiatives to improve the performance of Baja Fresh® Mexican Grill and said it would incur goodwill, store closing and market impairment charges in the fourth quarter.

     The Company had previously disclosed that during the fourth quarter it would review its business units for any potential impairment of goodwill. As a result of this review, the Company will record a fourth-quarter non-cash goodwill impairment write-down in a range of $175 million to $195 million for Baja Fresh. The Company expects no tax benefit from the goodwill impairment charge.

     The Company, with the assistance of an independent third-party valuation specialist, estimated the amount of the goodwill charge in accordance with Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets.” The valuation specialist will help management determine the final goodwill charge and test impairment of other tangible and intangible assets.

     To determine the range of the goodwill charge, management estimated the fair market value of the business based on historical performance, discounted cash flow projections and comparative market data, including EBITDA (earnings before interest, taxes, depreciation and amortization) multiples.

Baja Fresh to close 15 to 18 underperforming stores and impair certain markets, resulting in charge of $17 million to $20 million

     Baja Fresh will close a total of 15 to 18 underperforming stores in the fourth quarter.

     Baja Fresh expects to impair the asset values of restaurants in three markets — Chicago, Columbus and Nashville — in accordance with Statement of Financial Accounting Standards (SFAS) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Most stores in these markets will continue to operate.

     The charge for the store closings and market impairments is expected to be approximately $17 million to $20 million.

     “The store closings and market impairments are decisive initiatives to position Baja Fresh for stronger performance,” Chairman and Chief Executive Officer Jack Schuessler said. “Baja

Fresh has been successful in California and in East Coast markets such as Washington, D.C. and Baltimore, but has had mixed results in other markets and declining overall comparable sales during 2004. We expect these new initiatives to improve the results at Baja Fresh and return metrics for the Enterprise.”

Baja Fresh implementing strategic initiatives

     “We have a strong, new leadership team with CEO Bill Moreton, a veteran fast-casual restaurant industry executive, and Chief Operating Officer Sally Abshire, a 29-year veteran of Wendy’s who has extensive restaurant operations, training and development expertise,” Schuessler said. “Bill and Sally have analyzed the business and are implementing initiatives to improve sales and profitability. We’ve also made key leadership changes in finance and human resources, and have built a cohesive team.”

     Moreton said Baja Fresh has implemented the first wave of a number of planned initiatives that will occur over the next 18 months.

     “Many of the brand’s issues are attributable to store-level operations that we can address without additional significant investments,” Moreton said. “We have already realized benefits in our gross margins from key initiatives such as store-level controls for theoretical food and labor costs,” Moreton said. “We are beginning to leverage the Enterprise’s resources with a shared-services approach in supply-chain management, information technology and accounting.

     “Another focus has been on our menu, which we are changing to meet consumer trends, simplify operations and improve service times. Menu improvements beginning on November 9th included several new products, such as chipotle glazed and chile lime chicken salads, as well as four new kids’ meals, which come with apple sauce and rice as side dishes, and a choice of juice or soda.

     “We’ve seen good results from a new radio advertising campaign in Phoenix, which has helped improve same-store sales trends since July in that market,” Moreton said.

     Baja Fresh has also developed and implemented a new, more disciplined site-selection process and slowed its development rate to focus on operations. As previously announced, Baja Fresh plans to open approximately 40 combined company and franchised stores in 2004. This compares to 74 and 61 total stores opened during 2003 and 2002, respectively.

     Finally, Baja Fresh has started phase one of a store redesign program, which features softer lighting, a warmer décor, and a revised seating plan that includes family-style seating with booths.

     “With the actions we are announcing today and all of the initiatives under way, we are confident that Baja Fresh is positioned well for the future,” said Schuessler.

2004 and 4th Quarter EPS outlook

     The Company estimates that the goodwill impairment charge will reduce diluted EPS by a range of $1.52 to $1.69 for the fourth quarter and $1.51 to $1.69 for the full year. A difference in the average number of diluted shares outstanding used in the fourth-quarter and full-year EPS calculations accounts for the slight disparity in the impact of the goodwill charge on the respective periods.

     As a result of the goodwill impairment charge, the Company expects to report:

•	A fourth-quarter 2004 diluted per-share loss in a range of $1.02 to $1.23.

•	Full-year 2004 diluted EPS in a range of $0.44 to $0.66.

     Excluding the goodwill impairment charge, the Company expects:

•	Fourth-quarter EPS in a range of $0.46 to $0.50, compared to $0.56 a year ago.

•	2004 EPS in a range of $2.13 to $2.17, a 4% to 6% increase over its 2003 earnings of $2.05 per share.

     The fourth-quarter EPS estimate includes charges for the closing of 15 to 18 stores and market impairments announced today. The full-year EPS estimate includes the store-closing and market impairment charges announced today, as well as the previously announced Baja Fresh market impairments and lease termination charges in the second and third quarters.

     The Company believes that adjusting its financial results for the non-cash goodwill impairment charge related to a reduction in the goodwill of Baja Fresh provides investors with a clearer perspective of the current underlying operating performance of the Enterprise. Management uses EPS excluding the goodwill charge as an internal measure of business operating performance.

Company announces same-store sales for November

     The Company announced preliminary same-store sales for period 11, which ended on November 28:

AVERAGE	November	November	YTD
SAME-STORE SALES	2004	2003	2004
Wendy’s U.S. Company	-5.3%	9.4%	3.4%
Wendy’s U.S. Franchise	-4.6 to -4.8%	8.1%	2.2 to 2.3%
Tim Hortons Canada	6.5 to 6.8%	6.5%	7.4 to 7.5%
Tim Hortons U.S.	8.2%	8.8%	9.8%

     In November, Wendy’s® promoted its Kids’ Meal Choices, which allows customers to substitute reduced fat (2%) white or low-fat (1%) chocolate milk and a mandarin orange fruit cup for soda and fries, and ran national advertising for its Homestyle Chicken Strips.

     Tim Hortons® promoted in November its beef stew in a bread bowl. In the second half of the month, Tim Hortons began promoting its coffee merchandise, including coffee brewers and china mugs. The coffee merchandising program will run through the end of the year.

     “We continue to be encouraged by the strong sales momentum at Tim Hortons in both the United States and Canada,” said Schuessler. “At Wendy’s we are comparing to an exceptionally strong November a year ago. For the year to date, same-store sales are positive, as we remain focused on excellent restaurant operations, the evolution of our marketing campaign and exciting new product development plans.”

Wendy’s begins promoting Wild Mountain sandwiches

     During November, Wendy’s announced the end of the “Mr. Wendy” campaign and began new advertising for its unique Wild Mountain Chicken™ sandwich and Wild Mountain Bacon Cheeseburger™. The Company is refocusing its advertising direction to more prominently position Wendy’s food and heritage of quality.

     Wendy’s will continue testing entrée-sized fruit platters and fresh fruit cups through the end of the year.

Conference call and webcast set for December 1

     Management will host a conference call tomorrow (December 1) beginning at 8:00 a.m. (Eastern). Investors and the public may participate in the conference call in either one of the following ways:

•	Phone Call: The dial-in number is (877) 572-6014 (domestic) or (706) 679-4852 (international). No need to register in advance.

•	Simultaneous Web Cast: Available at www.wendys-invest.com. The call will also be archived at that site.

Wendy’s International, Inc. overview

     Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,500 total system-wide restaurants and quality brands — Wendy’s

Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company invested in two additional quality brands during 2002 — Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACT:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar: (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.